EXHIBIT 99.1

Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.

(516) 812-1216

Investor Relations: Eric Boyriven/Bob Joyce
Press: Scot Hoffman
FD
(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES INCREASE IN STOCK
REPURCHASE PLAN

Melville, NY, January 10, 2008 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” one of the premier distributors of MRO supplies to industrial customers throughout the United States, announced that its Board of Directors has authorized an increase in the Company’s stock repurchase plan to 7.0 million shares, which includes approximately 1.9 million shares remaining under the previous authorization.

Since the beginning of fiscal 2003, the Company has repurchased 8.1 million of its common shares for an aggregate purchase price of $260.9 million.

“We believe the repurchase of our Company's shares represents an excellent investment for the long-term,” said David Sandler, President and Chief Executive Officer. “The increase in the stock repurchase plan exemplifies the confidence that MSC’s Board of Directors and management team has in our business, our ability to generate excellent cash flow and our commitment to increasing shareholder value.”

About MSC Industrial Direct
MSC Industrial Direct is one of the premier distributors of Metalworking and Maintenance, Repair and Operation (MRO) supplies to industrial customers throughout the United States. MSC distributes in excess of 550,000 industrial products from approximately 3,000 suppliers to approximately 390,000 customers. In-stock availability is approximately 99%, with next day, standard ground delivery to the majority of the industrial United States. MSC reaches its customers through a combination of over 30 million direct-mail catalogs and CD-ROMs, 98 branch sales offices, 854 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals. For more information, visit the Company's Web site at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, changing customer and product mixes, changing market conditions, industry consolidations, competition, general economic conditions in the markets in which the Company operates, rising commodity and energy prices, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits, and various other risk factors listed from time to time in the Company's SEC reports.

#     #     #